FIRST AMENDMENT TO THE
TRUST UNDER THE MATRIA HEALTHCARE, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, MATRIA HEALTHCARE, INC., a Delaware corporation (the "Company"), and MERRILL LYNCH TRUST COMPANY, FSB (the "Trustee"), heretofore adopted the Trust under the Matria Healthcare, Inc. Supplemental Executive Retirement Plan (the "Trust"), effective February 4, 2003;

WHEREAS , the Company desires to amend the Plan to provide that investments in Company securities shall only be allowed with the prior approval of the Executives (as that term is defined in the Trust); and

WHEREAS, the Company and the Trustee are authorized pursuant to Section 14(a) of the Trust to amend the Trust at any time, provided such amendment is approved by the Executives .

NOW, THEREFORE, the Company and the Trustee hereby amend the Trust as follows, to be effective as of the date hereof:

I.

Section 1(a) of the Trust shall be amended by adding thereto a second sentence to read as follows:

"The principal of the Trust shall be allocated to an Account for each SERP (collectively, the "Accounts)."

II.

The first sentence of Section 2(a) of the Trust shall be revised to read as follows:

"Subject to the provisions of Section 2(b) below, at such time as an Executive is entitled to a distribution from the Trust under the applicable SERP, he or she shall be entitled to receive from his or her Account under the Trust (i) an amount in cash equal to the distribution to which he or she is entitled under the applicable SERP at such time, less (ii) any payments previously made to him or her by the Company with respect to such amount pursuant to the terms of the applicable SERP."

III.

The first sentence of Section 5(b) of the Trust shall be revised to read as follows:

"The Trustee shall not invest in securities (including stock or rights to acquire stock) or obligations issued by the Company unless the Executive whose Account will be so invested shall deliver to the Trustee prior written approval of the such investment."

IV.

Except as amended herein by this First Amendment, the Trust shall remain in full force and effect as prior to the adoption of this First Amendment.

[Signatures on next page]

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IN WITNESS WHEREOF, the Company and the Trustee, through their duly authorized officers, have adopted this First Amendment to the Trust this 21st day of April, 2003 to be effective as provided herein.

MATRIA HEALTHCARE, INC.

By:

Title:

MERRILL LYNCH TRUST COMPANY, FSB

By:

Title:

IN WITNESS WHEREOF, t he undersigned Executives hereby acknowledge and approve of the adoption of this First Amendment to the Trust as of the date first above written.

Thornton A. Kuntz, Jr.

Roberta L. McCaw

Martin L. Olson

James P. Reichmann, III

Yvonne V. Scoggins